Exhibit 10.11.12

FIRST AMENDMENT TO SUBSCRIPTION AGREEMENT

This First Amendment to Subscription Agreement (this “Agreement”), dated January 24, 2007, amends that certain Subscription Agreement (the “Subscription Agreement”) dated effective as of November 15, 2007 by and between Education Media, Inc., a Delaware corporation (the “Company”), and James V. Kimsey (“Buyer”).

The parties agree as follows:

1.     Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Subscription Agreement.

2.     The Consulting Contract is hereby amended as follows:

a.               RECITALS: “WHEREAS, Buyer wishes to purchase from the Company 780,000 shares of the Company’s Common Stock, par value $0.0001 per share (the “Shares”); and

WHEREAS, the Buyer wishes to purchase the Shares from the Company and the Company wishes to sell the Shares to the Buyer on the terms and subject to the conditions set forth in this Agreement.”

b.     Section 2.2  Purchase Price: “As payment in full for the Shares being purchased under this Agreement and against delivery of the certificates therefor, simultaneous with the execution hereof, Buyer shall pay $7800.00 to the Company by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, (the “Purchase Price”).”

3.     In all other respects the Subscription Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

EDUCATION MEDIA, INC.

By:	/s/ Peter Kirsch
Name: Peter Kirsch
Title: Chief Executive Officer

JAMES V. KIMSEY

/s/ James V. Kimsey